                                               EDISON INTERNATIONAL
                                       STOCK OPTION RETENTION EXCHANGE OFFER
                                        ELECTION FORM AND RELEASE AGREEMENT

Instructions:  Complete this Election Form and Release Agreement (this "Election Form") and return it to Edison
International ("EIX"), to the attention of Lu Weiss, Edison International Executive Compensation, G.O. 4, Room
165M, 8631 Rush Street, Rosemead, California 91770, or fax it to Lu Weiss at (626) 302-5611.  This Election Form
must be received by EIX no later than 5:00 p.m., Pacific Time, on November 28, 2001 (the "Expiration Time").  If
this Election Form is not received by EIX by the Expiration Time, you will be deemed to have rejected the
Exchange Offer.  Capitalized terms in this Election Form are used as defined in the Exchange Offer Circular (the
"Circular").

A.  Exchange Offer Election
---------------------------

I hereby irrevocably (check the applicable box):

     |_| Accept the Exchange Offer with respect to the portions of my 2000 EIX Options identified below.  EIX will grant DSUs to me with respect to the portions of my 2000 EIX Options that I elect to exchange, as identified below, and such exchanged options will terminate, subject to the terms and conditions of the
         Exchange Offer, all as described in more detail in the Circular.  The portions of my 2000 EIX Options that I do not elect to exchange will remain outstanding as described in the response to Question 8 in the Circular.  I agree to be bound by the terms of the release set forth in Section C below and by the provisions set forth in Section D below.  (Use the following table to indicate the 2000 EIX Options that you elect to exchange in the Exchange Offer.  For each option, indicate in the last column the percentage (either 0%, 50% or 100%) of the shares remaining subject to the option that you elect to exchange.  Sign under section B below and return this form to EIX.  If you do not indicate an election for all of your 2000 EIX Options, you will be deemed to have rejected the Exchange Offer with respect to any option for which you have not indicated an election.
                                                                                                         Portion of Shares that
                                                                                                         you elect to Exchange
                Date of Grant                   Type of Grant             Number of Shares Granted        (circle one choice)
                -------------                   -------------             ------------------------       -------------------------
                                                                                                          0%       50%        100%

     |_| Reject the Exchange Offer.  My 2000 EIX Options will remain outstanding as described in the response to
         Question 8 in the Circular.  The release in Section C does not apply to me.  (Sign under Section B below and return this form to EIX.)

B.  Signature
-------------

         I confirm that:

o        I received the Circular and its attachments and this Election Form (collectively, the "Offer Documents");
o        I had a satisfactory opportunity to ask questions about the Exchange Offer and the Offer Documents;
o        I understand that the Offer Documents contain the entire terms of the Exchange Offer and I am not relying on any other documents or oral representations in deciding to accept or reject the Exchange
              Offer;
o        the Company made no recommendation to me regarding whether I should accept or reject the Exchange Offer;
o        I had adequate time to seek advice from my independent legal, tax and/or financial advisors concerning the Exchange Offer and the Offer Documents;
o        the information set forth in my Individualized Statement is correct; and
o        my election to accept or reject the Exchange Offer is set forth in Section A above.

         If I have accepted the Exchange Offer (as indicated in Section A), I agree to be bound by the terms of the release set forth in Section C below and the provisions set forth in Section D below.  I understand that my election to accept or reject the Exchange Offer will become irrevocable, unless previously withdrawn or changed, at the Expiration Time.  I can withdraw or change my elections on this Election Form only by filing a new
Election Form with EIX so that it is received before the Expiration Time.

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Signature                                            Name                                              Date

C.  General Release
-------------------

The employee whose signature appears in Section B above ("Employee") agrees as follows:

Employee's 2000 EIX Options that are exchanged for DSUs in the Exchange Offer (either all of the Employee's 2000
EIX Options if the Employee elected to participate in the Exchange Offer with respect to all of such options or, if the Employee elected to participate in the Exchange Offer with respect to only certain of such options, the portions of the Employee's 2000 EIX Options that the Employee elected to exchange as indicated in Section A above) (the "Exchanged Options") shall be and hereby are terminated (subject only to EIX's issuance of DSUs with respect to such Exchanged Options in accordance with the terms of the Exchange).

In consideration of the covenants undertaken herein and in the Exchange Offer by EIX, Employee, on his or her own
behalf and on behalf of his or her descendants, dependents, heirs, executors, administrators, guardians, assigns and successors, does hereby covenant not to sue and acknowledges complete satisfaction of and hereby releases, absolves and discharges EIX and its successors and assigns, subsidiaries, divisions and affiliated corporations, past and present, its and their trustees, directors, officers, shareholders, agents, attorneys, insurers, and employees, past and present, and each of them (hereinafter collectively referred to as "Releasees"), with respect to and from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, expenses, attorneys' fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected (collectively,
"Claims"), which Employee now owns or holds or has at any time heretofore owned or held against said Releasees, or any of them, that relate to or are in any way connected with the Exchanged Options.

Nothing in this Section C, however, should be construed as a waiver by Employee of his or her right (1) to enforce the terms and conditions of the Exchange Offer, or (2) to obtain the consideration he or she is entitled to receive by accepting the Exchange Offer.

It is a further condition of Employee's acceptance of the Exchange Offer, and it is the intention of Employee in executing this Election Form, that this release shall be effective as a bar as to each and every Claim relating to or connected with the Exchanged Options.  In furtherance of this intention, Employee hereby expressly waives any and all rights and benefits conferred upon him or her by the provisions of SECTION 1542 OF THE CALIFORNIA
CIVIL CODE and expressly consents that this Election Form shall be given full force and effect according to each and all of its express terms and provisions.  SECTION 1542 provides:

      "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN
      HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED
      HIS SETTLEMENT WITH THE DEBTOR."

Employee acknowledges that he or she may later discover claims or facts in addition to or different from those which Employee now knows or believes to exist with respect to the Exchanged Options.  Nevertheless, Employee hereby waives any Claim relating to or connected with the Exchanged Options that might arise as a result of such different or additional claims or facts.  Employee acknowledges that he or she understands the significance and consequence of such release and such specific waiver of SECTION 1542.

Employee has not heretofore assigned or transferred to any person (other than the Company) any interest in the
Exchanged Options and Employee agrees to defend, indemnify and hold harmless all Releasees from and against any claim based on or in connection with such assignment or transfer.

D.  Miscellaneous
-----------------

The Offer Documents constitute and contain the entire agreement and final understanding concerning the Exchange
Offer and Employee's Exchanged Options.  The parties intend the Offer Documents as a complete and exclusive statement of the terms of their agreement.  They supersede and replace all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matter hereof.  Any representation, promise or agreement not specifically contained in the Offer Documents shall not be binding upon or enforceable against either party.  The Offer Documents, together, constitute a fully integrated agreement.

The invalidity of any provision of this Election Form or the application thereof shall not affect other provisions or applications of this Election Form which can be given effect without the invalid provisions or applications and, to this end, the provisions of this Election Form are declared to be severable; provided that the essential economic provisions of this Election Form and the Exchange can still be given effect.

This Election Form shall be deemed to have been executed and delivered within the State of California, United
States of America, and the rights and obligations of the parties hereunder, and the Offer Documents, shall be construed and enforced in accordance with the laws of the State of California without regard to principles of conflict of laws.  The parties agree that the application of California law to this Election Form and the Offer
Documents would be fair and equitable.

Any dispute or controversy between Employee, on the one hand, and any Releasee, on the other hand, in any way arising out of, related to, or connected with this Election Form or the subject matter thereof, or otherwise in any way related to or connected with the Exchanged Options, the Offer Documents, and/or the Exchange Offer, shall be resolved through final and binding arbitration in Los Angeles, California, pursuant to California Civil
Procedure Codess.ss.1282-1284.2, with the exception of Sections 1283 and 1283.05.  The arbitration shall be before a single neutral arbitrator mutually agreed upon by the parties.  In the event that the parties are unable to agree upon an arbitrator, the arbitrator shall be selected pursuant to California Civil Procedure Code ss.1281.6.

                                       2

The parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this
Election Form and which are not inconsistent with its terms.

FOR COMPANY USE ONLY
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Accepted and Agreed on Behalf of the Company: Edison International  (To be completed by EIX after the Exchange to certify that the Exchange has been completed.)
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Signature                                            Title                                             Date
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(End of document.)